EXHIBIT 5.1

January 11, 2013

S&W Seed Company
25552 South Butte Avenue
Five Points, CA 93624

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for S&W Seed Company, a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (File No. 333-178481) (the "Registration Statement") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), the prospectus dated February 10, 2012 (the "Prospectus"), and the prospectus supplement dated January 11, 2013 relating to the issuance and sale by the Company of 1,400,000 shares of its common stock, $0.001 par value (the "Shares"), filed with the Commission pursuant to Rule 424(b) under the Securities Act (the "Prospectus Supplement"), pursuant to that certain Purchase Agreement dated January 11, 2013, by and between the Company and Piper Jaffray & Co., a copy of which is attached as Exhibit 1.1 to the Company's Current Report on Form 8-K filed with the Commission on January 11, 2013 (the "Purchase Agreement").

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon certain documents and instruments including, among others, the Registration Statement, the Prospectus, the Prospectus Supplement, and the Purchase Agreement, as well as the Company's Articles of Incorporation and Bylaws, each as in effect on the date hereof, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion that were not

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independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement, the Prospectus, and the Prospectus Supplement and in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable.

This opinion is limited to matters governed by the Nevada Revised Statutes and the federal laws of the United States (the "Applicable Law"). Therefore, we express no opinion concerning matters governed by the laws of any other jurisdictions or the effects of such laws upon the transactions of the type covered by the Registration Statement.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors' rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

We hereby consent to reference to our firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in Applicable Law.

Very truly yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP